Shareholder Voting Results (Unaudited)


Shareholders of each Acquired Fund approved the Reorganization at a Special Meeting of the Acquired
Funds Shareholders held on February 14, 2011 (the
Meeting). The results of the voting were as follows:

(1)	To approve an Agreement and Plan of
Reorganization pursuant to which the Diversified
Conservative Income Fund would transfer all of its assets and liabilities to the Conservative Strategy
Fund in exchange for shares of the Conservative
Strategy Fund and the distribution of such shares to the Diversified Conservative Income Funds shareholders in complete liquidation of the Diversified Conservative Income Fund, as described in the Prospectus/Proxy Statement for the Meeting;

(2)	To approve an Agreement and Plan of
Reorganization pursuant to which the Diversified
Conservative Fund would transfer all of its assets and liabilities to the Moderate Strategy Fund in exchange for shares of the Moderate Strategy Fund and the distribution of such shares to the Diversified Conservative Funds shareholders in complete liquidation of the Diversified Conservative
Fund, as described in the Prospectus/Proxy Statement for the Meeting;

(3)	To approve an Agreement and Plan of
Reorganization pursuant to which each of the Diversified Market Growth Fund and the Diversified
Moderate Growth Fund would transfer all of its assets and liabilities to the Market Growth Strategy
Fund in exchange for shares of the Market Growth
Strategy Fund and the distribution of such shares to the shareholders of the Diversified Market Growth
Fund and the Diversified Moderate Growth Fund, as described in the Prospectus/Proxy Statement for the Meeting; and

(4)	To approve an Agreement and Plan of
Reorganization pursuant to which each of the Diversified Aggressive Growth Fund, Diversified
Aggressive Stock Fund and the Diversified U.S. Stock
Fund would transfer all of its assets and liabilities to the Aggressive Strategy Fund in exchange for shares of the Aggressive Strategy Fund and the distribution of such shares to the shareholders of the Diversified Aggressive Growth
Fund, Diversified Aggressive Stock Fund and the
Diversified U.S. Stock Fund in complete liquidation of the Diversified Aggressive Growth Fund,
Diversified Aggressive Stock Fund and the
Diversified U.S. Stock Fund, as described in the Prospectus/Proxy Statement for the Meeting.:



Diversified Conservative Fund
 	Number of Shares	% of
Outstanding Shares	% of Shares Present
Affirmative
2,581,813.88 	52.66%
	99.61%
Against	                         3,831.77 	0.08%	0.15%
Abstain	                         6,337.47 	0.13%	0.24%

Total	                  2,591,983.12
	52.87%	100.00%

Diversified Conservative Income Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
2,881,702.19 	69.86%
	99.74%
Against	                                   -0.00%	0.00%
Abstain	                         7,627.74 	0.19%	0.26%

Total	                  2,889,329.93
	70.04%	100.00%

Diversified Market Growth Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
6,523,377.54 	58.08%
	99.73%
Against	                         1,645.62 	0.02%	0.03%
Abstain	                       16,363.04 	0.15%	0.25%

Total	                  6,541,386.19
	58.24%	100.00%

Diversified Moderate Growth Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
3,791,916.91 	56.51%
	99.06%
Against	                         2,694.16 	0.04%	0.07%
Abstain	                       33,498.64 	0.50%	0.88%

Total	                  3,828,109.71
	57.05%	100.00%

Diversified Aggressive Growth Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
6,582,450.07 	57.53%
	97.98%
Against	                       15,468.65 	0.14%	0.23%
Abstain	                     120,330.47 	1.05%	1.79%

Total	                  6,718,249.19
	58.72%	100.00%

Diversified Aggressive Stock Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
3,059,112.70 	50.26%
	99.76%
Against	                         7,210.21 	0.12%	0.24%
Abstain	                              71.14 	0.00%	0.00%

Total	                  3,066,394.05
	50.38%	100.00%

Diversified U.S. Stock Fund
 	 Number of Shares 	% of
Outstanding Shares	% of Shares Present
Affirmative
2,007,611.06 	61.78%
	99.85%
Against	                         2,156.07 	0.07%	0.11%
Abstain	                            828.55 	0.03%	0.04%

Total	                  2,010,595.69
	61.87%	100.00%